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                                                                  EXHIBIT 10.124

                                Schedule No. 2
                                             -
                    Schedule of Indebtedness and Collateral

To Master Security Agreement, dated April 5, 2000, between the undersigned Secured Party and Debtor.

This Schedule of Indebtedness and Collateral incorporates the terms and conditions of the above-referenced Master Security Agreement.

This is Originally Executed Copy No. 1 of 1 originally executed copies. Only transfer of possession by Secured Party of Originally Executed Copy No. 1 shall be effective for purposes of perfecting an interest in this Schedule by possession.

The equipment listed on this Schedule will be located at

4411 S. 40th Street         Phoenix            AZ        85040
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Address                     City             State       ZipCode

Debtor grants to Secured Party a security interest in the property described below, along with all present and future attachments and accessories thereto and replacements and proceeds thereof, including amounts payable under any insurance policy, all hereinafter referred to collectively as "Collateral".

Collateral Description (Describe Collateral fully including make, kind of unit, model and serial numbers and any other pertinent information.)

One (1) New CMI Model PR800-7/12 Pavement Profiler S/N   550121
                                                        ---------
Including all present and future attachments and accessories thereto and replacements and proceeds thereof, including amounts payable under any insurance policy.
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Debtor promises to pay Secured Party (i) the total principal sum of $561,034.00 in 72 (total number) principal payments of $7,792.13 each, commencing on 7-5-00, and a like sum on a like date of each month thereafter until fully paid, provided, however, that the final payment shall be in the amount of the unpaid balance, plus (ii) interest payable monthly at 0.00% in excess of the "governing rate" on unpaid principal balances, but in no event greater than the highest rate permitted by relevant law in effect from time to time during the term of this Security Agreement even if this Security Agreement shall state a minimum rate of interest.

"Governing rate" shall mean a rate equal to the highest of (i) the Prime Rate of The Chase Manhattan Bank or its successors or (ii) "The Wall Street Journal Prime Rate" or (iii) the commercial paper rate in effect from time to time, Interest shall be computed on the basis of a year of 360 days. The Prime Rate of The Chase Manhattan Bank or its successors shall mean the rate of interest publicly announced by The Chase Manhattan Bank or its successors in New York from time to time as its Prime Rate. The Prime Rate of The Chase Manhattan Bank or its successors is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank or its successors to its borrowers. "The Wall Street Journal Prime Rate" shall mean the Prime Rate listed by the Wall Street Journal. If more than one Prime Rate is listed in the Wall Street Journal, then the highest rate shall apply. "Commercial paper rate" shall mean the average rate quoted by the Wall Street Journal or such other source as Secured Party may determine for 3O-day dealer commercial paper.

The Debtor shall take all action necessary to assure that its computer-based systems are able to effectively process data including dates and date sensitive functions. The Debtor represents and warrants that the Year 2000 problem (that is, the inability of certain computer applications to recognize and correctly perform properly date-sensitive functions involving certain dates prior to and after December 31, 1999) will not result in a material adverse effect on the Debtor's business condition or ability to perform hereunder. Upon request, the Debtor shall provide assurance acceptable to the Secured Party that the Debtor's computer systems and software are or will be Year 2000 compliant on a timely basis. The Debtor shall immediately advise Secured Party in writing of any material changes in the Debtor's Year 2000 plan, timetable or budget.

See Special Provisions Instructions below.
If this Schedule of Indebtedness No. 2 is prepaid prior to the date provided for repayment in the Schedule of Indebtedness No.___, the debtor agrees to pay the following fees: During the First Year--NO PREPAYMENT IS ALLOWED: NO PENALTY WILL BE ASSESSED THEREAFTER


Accepted 5-22-00
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Secured Party:

THE CIT GROUP/EQUIPMENT FINANCING, INC.


By /s/ [ILLEGIBLE]^^               Title____________________
   -----------------------

Executed on 5-22-00
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Debtor:


Meadow Valley Contractors, Inc.
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Name of individual, corporation or partnership

By /s/ Kenneth D. Nelson     Title Vice President
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                                                                      5-22-00
                                                                   -------------
                                                                   Date

THE CIT GROUP/EQUIPMENT FINANCING, INC.

P.O. Box 27248
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Address

Tempe                                 AZ        85285-7248
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City                                  State     Zip Code.


Gentlemen:

You are irrevocably instructed to disburse the proceeds of your loan to us, evidenced by the Schedule of Indebtedness No. ____dated _____ , To Master Security Agreement dated_______ as follows:


     Payee Names and Addresses                                  Amount
-----------------------------------------                    --------------
CMI Sales Co.                                                $   561,034.00
                                                             --------------
                                                             $_____________
                                                             $ ____________
                                                             $ ____________
                                                             $ ____________
                                                             $ ____________
                                                             $_____________


                                              Total Proceeds $   561,034.00
                                                             --------------


Very truly yours,


Meadow Valley Contractors,  Inc.
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By /s/ Kenneth D. Nelson   Title  Vice President
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